Exhibit 99.1

November 20, 2020

For Release:Immediately

Refer to:	Mark Taylor; mark.taylor@lilly.com; (317) 276-5795 (Lilly Media)
Kevin Hern; hern_kevin_r@lilly.com; (317) 277-1838 (Lilly Investors)

Maurissa Messier; Maurissa.Messier@precisionbiosciences.com; (Precision Media)

Alex Kelly; Alex.Kelly@precisionbiosciences.com; (Precision Investors)

Lilly and Precision BioSciences Announce Genome Editing Research Collaboration

and License Agreement

Research collaboration using ARCUS genome editing technology will initially include three gene targets, with right to select three additional gene targets; lead program focused on Duchenne Muscular Dystrophy

Precision will receive $100 million cash upfront and an equity investment by Lilly of $35 million; Precision also eligible to receive potential milestones up to $420 million per product, as well as tiered royalties on sales of licensed products

Precision to host conference call today at 8:30 a.m. ET

INDIANAPOLIS, IN and DURHAM, NC — Eli Lilly and Company (NYSE: LLY) and Precision BioSciences, Inc. (Nasdaq: DTIL) today announced a research collaboration and exclusive license agreement to utilize Precision’s proprietary ARCUS® genome editing platform for the research and development of potential in vivo therapies for genetic disorders, with an initial focus on Duchenne muscular dystrophy (DMD) and two other undisclosed gene targets.

Genome editing technologies enable precise editing of the DNA of a living organism, opening up the possibility of correcting genetic problems at their source. ARCUS is a unique, proprietary, and versatile genome editing platform with attributes including specificity, ability to make a variety of efficient edits (knock-in, knock-out, and repair), and small size, thereby enabling a range of therapeutic editing. The platform is derived from a natural genome-editing enzyme called I-CreI, a homing endonuclease that can be optimized to control for potency and specificity.

Under the terms of the agreement, Precision will receive an upfront cash payment of $100 million, as well as an equity investment by Lilly of $35 million in Precision’s common stock. Precision is also eligible to receive up to $420 million in potential development and commercialization milestones per product, as well as tiered royalties ranging from the mid-single digits to low-teens on product sales should Lilly successfully commercialize a therapy from the collaboration. Precision will lead pre-clinical research and IND-enabling activities, with Lilly then assuming responsibility for clinical development and commercialization. Lilly will have the right to select up to three additional gene targets for this collaboration. Precision can co-fund clinical development of one product in exchange for an increased royalty rate on co-funded product sales.

“Gene-edited therapies are emerging as a promising approach to help patients afflicted with genetic conditions,” said Ruth Gimeno, Ph.D., vice president of diabetes and metabolic research at Lilly. “We look forward to working closely with Precision’s scientific team and leveraging their platform to develop and deliver breakthrough medicines for untreated genetic disorders.”

“This collaboration with Precision BioSciences represents another milestone in the realization of our vision to create medicines with transformational potential, using new therapeutic modalities such as gene editing to tackle targets and indications which were previously undruggable,” added

Andrew Adams, Ph.D., vice president of new therapeutic modalities at Lilly.

“We look forward to working with Lilly to leverage our deep understanding of in vivo gene editing and experience with ARCUS to develop new therapies, including a potentially transformative treatment for Duchenne muscular dystrophy,” said Derek Jantz, chief scientific officer and co-founder of Precision BioSciences. “Collaborating with Lilly, a global healthcare leader with strong clinical and commercial experience in difficult-to-treat diseases, will help us accelerate our work aimed to solve genetic diseases with unique editing challenges.”

This transaction is subject to clearance under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act and other customary closing conditions. This transaction will be reflected in Lilly’s reported results and financial guidance according to Generally Accepted Accounting Principles (GAAP). There will be no change to Lilly’s 2020 non-GAAP earnings per share guidance as a result of this transaction.

Precision BioSciences Conference Call and Webcast Information

Precision’s management team will host a conference call and webcast at 8:30 a.m. ET today, Friday, November 20, 2020 to discuss the collaboration. The dial-in conference call numbers for domestic and international callers are (866) 996-7202 and (270) 215-9609, respectively. The conference ID number for the call is 3135225. Participants may access the live webcast on Precision’s website https://investor.precisionbiosciences.com/events-and-presentations in the Investors and Media section under Events and Presentations. An archived replay of the webcast will be available on Precision’s website.

About ARCUS

ARCUS® is a proprietary genome editing technology discovered and developed by scientists at Precision BioSciences. It uses sequence-specific DNA-cutting enzymes, or nucleases, that are designed to either insert (knock-in), remove (knock-out), or repair DNA of living cells and organisms. ARCUS is based on a naturally occurring genome editing enzyme, I-CreI that evolved in the algae Chlamydomonas reinhardtii to make highly specific cuts in cellular DNA. Precision’s platform and products are protected by a comprehensive portfolio including more than 65 patents to date.

About Eli Lilly and Company
Lilly is a global healthcare leader that unites caring with discovery to create medicines that make life better for people around the world. We were founded more than a century ago by a man committed to creating high-quality medicines that meet real needs, and today we remain true to that mission in all our work. Across the globe, Lilly employees work to discover and bring life-changing medicines to those who need them, improve the understanding and management of disease, and give back to communities through philanthropy and volunteerism. To learn more about Lilly, please visit us at www.lilly.com. C-LLY

About Precision BioSciences, Inc.
Precision BioSciences, Inc. is a clinical stage biotechnology company dedicated to improving life (DTIL) with its novel and proprietary ARCUS® genome editing platform. ARCUS is a highly specific and versatile genome editing platform that was designed with therapeutic safety, delivery, and control in mind. Using ARCUS, the Company’s pipeline consists of multiple “off-the-shelf” CAR T immunotherapy clinical candidates and several in vivo gene correction therapy candidates to cure genetic and infectious diseases where no adequate treatments exist. For more information about Precision BioSciences please visit www.precisionbiosciences.com.

Lilly Forward-Looking Statement
This press release contains forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995) about the benefits of a collaboration between Lilly and Precision BioSciences, and reflects Lilly's current beliefs. However, as with any such undertaking, there are substantial risks and uncertainties in the process of drug development and commercialization. Among other things, there can be no guarantee that Lilly will realize the expected benefits of the collaboration, or that the collaboration will yield commercially successful products. For a further discussion of these and other risks and uncertainties that could cause actual results to differ from Lilly's expectations, please see Lilly's most recent Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission. Lilly undertakes no duty to update forward-looking statements.

Precision Forward-Looking Statements
Statements in this press release regarding Precision’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the expected benefits of the collaboration, that the collaboration will yield commercially successful products and the expected milestone and royalty payments. Forward-looking statements may be identified by words such as “anticipates,” “believe,” “continue,” “expect,” “intend,” “may,” “plan to,” “potential,” “will,” and other similar words or expressions, or the negative of these words or similar words or expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, including without limitation, the risks referred to under the section “Risk Factors” in Precision’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, as such factors may be updated from time to time in Precision’s other filings with the SEC, which filings are accessible on the SEC’s website at www.sec.gov and the Investors & Media page of Precision’s website at https://investor.precisionbiosciences.com. All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, Precision has no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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